Exhibit 99.1
ITW Reports Fourth-Quarter and Full-Year 2017 Results
Delivers strong 2017 results and raises guidance for 2018

Fourth-Quarter 2017 Highlights:

•	Total revenue was $3.6 billion, an increase of 7%; organic growth was 4%

•	Operating margin was 23.4%, an increase of 160 bps

•	GAAP EPS was $(0.22), including a $658 million one-time tax charge

•	Excluding the one-time tax charge, EPS was $1.70, an increase of 17%

Full-Year 2017 Highlights:

•	Total revenue was $14.3 billion, an increase of 5%; organic growth was 3%

•	Operating margin was 24.4%, an increase of 190 bps

•	After-tax ROIC was 24.4%, an increase of 230 bps

•	GAAP EPS was $4.86, including the one-time tax charge and a previously disclosed favorable legal settlement

•	EPS was $6.59 excluding these two items, an increase of 16%

2018 Guidance:

•	Raising GAAP EPS guidance by 6% at the midpoint to $7.45 to $7.65 and accelerating previously announced plans to increase dividend pay-out ratio

GLENVIEW, Ill., January 24, 2018 (GLOBE NEWSWIRE) -- Illinois Tool Works Inc. (NYSE: ITW) today reported its fourth-quarter and full-year 2017 results.

“The ITW team delivered another year of strong execution and performance in 2017,” said E. Scott Santi, Chairman and Chief Executive Officer. “In 2017, excluding one-time tax and legal items, we grew EPS 16%, improved operating margin by 120 basis points to an all-time high of 23.7% and increased after-tax return on invested capital 230 basis points to a record 24.4%.”

“We also continued to make meaningful progress on our focused efforts to accelerate organic growth. Our 2017 organic growth rate of 3% was up almost 2 percentage points versus 2016. In addition, our Q4 organic growth rate of 4% gives us good momentum going into 2018.”

“Overall, these results demonstrate continued progress in our efforts to position ITW to generate consistent differentiated performance on a sustained basis,” Santi added. “Through the combination of ITW’s high quality business portfolio and our ongoing focus on leveraging ITW’s powerful business model to full potential, we are well positioned to deliver strong results in 2018 and beyond.”

Fourth-quarter revenue grew 7% to $3.6 billion as organic revenue increased 4% and foreign currency translation increased revenue by 3%. GAAP EPS of $(0.22) includes a one-time $658 million charge associated with the passage of the “Tax Cuts and Jobs Act.” The charge encompasses several elements, including a repatriation tax on accumulated overseas earnings and a benefit from the revaluation of deferred tax assets and liabilities. Excluding this one-time item, EPS increased 17% to $1.70. Operating margin was 23.4%, an increase of 160 basis points, with enterprise initiatives contributing 140 basis points of margin improvement.

Organic revenue growth was positive in six of seven segments led by Test & Measurement and Electronics (+9%), Welding (+6%) and Specialty Products (+5%).

Full-year 2017 revenue increased 5% to $14.3 billion with organic growth of 3%. GAAP EPS of $4.86 includes the above-mentioned unfavorable tax impact and a $0.17 benefit from a previously disclosed favorable legal item. Excluding these one-time items, EPS was $6.59, an increase of 16% year-on-year. Operating margin was 24.4% and includes a 70 basis point benefit from the legal item. Excluding this item, operating margin was 23.7%, an increase of 120 basis points.

Full-Year and First Quarter 2018 Guidance
ITW is raising its 2018 full-year guidance by $0.40 at the midpoint to reflect the benefits of a reduction in the tax rate to an estimated range of 25 to 26% and current foreign exchange rates. The company expects 2018 GAAP earnings to be in the range of $7.45 to $7.65 per share with organic growth of 3 to 4%.

The company forecasts first quarter 2018 GAAP earnings to be in the range of $1.80 to $1.90 per share with organic growth of 3 to 4%.

Subject to formal Board approval, ITW expects to accelerate previously announced plans to increase its dividend pay-out ratio from 43% to approximately 50% of Free Cash Flow on a run rate basis in August of 2018.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, organic revenue growth, operating margin, exchange rates, free cash flow, effective tax rate, expected dividend pay-out ratio, expected repatriation, and after-tax return on invested capital. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2016.

About ITW
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.3 billion in 2017. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has approximately 50,000 dedicated colleagues in operations around the world who thrive in the company’s unique, decentralized and entrepreneurial culture. To learn more about the company and the ITW Business Model, visit www.itw.com.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions except per share amounts	2017	2016	2017	2016
Operating Revenue	$3,629	$3,399	$14,314	$13,599
Cost of revenue	2,124	2,006	8,309	7,896
Selling, administrative, and research and development expenses	605	597	2,400	2,415
Legal settlement (income)	—	—	(95)	—
Amortization and impairment of intangible assets	50	54	206	224
Operating Income	850	742	3,494	3,064
Interest expense	(66)	(63)	(260)	(237)
Other income (expense)	12	47	36	81
Income Before Taxes	796	726	3,270	2,908
Income taxes	872	219	1,583	873
Net Income (Loss)	$(76)	$507	$1,687	$2,035

Net Income (Loss) Per Share:
Basic	$(0.22)	$1.46	$4.90	$5.73
Diluted	$(0.22)	$1.45	$4.86	$5.70

Cash Dividends Per Share:
Paid	$0.78	$0.65	$2.73	$2.30
Declared	$0.78	$0.65	$2.86	$2.40

Shares of Common Stock Outstanding During the Period:
Average	342.1	348.3	344.1	355.0
Average assuming dilution	342.1	350.4	346.8	357.1

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	December 31, 2017	December 31, 2016
Assets
Current Assets:
Cash and equivalents	$3,094	$2,472
Trade receivables	2,628	2,357
Inventories	1,220	1,076
Prepaid expenses and other current assets	336	218
Total current assets	7,278	6,123

Net plant and equipment	1,778	1,652
Goodwill	4,752	4,558
Intangible assets	1,272	1,463
Deferred income taxes	505	449
Other assets	1,195	956
	$16,780	$15,201

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term debt	$850	$652
Accounts payable	590	511
Accrued expenses	1,258	1,202
Cash dividends payable	266	226
Income taxes payable	89	169
Total current liabilities	3,053	2,760

Noncurrent Liabilities:
Long-term debt	7,478	7,177
Deferred income taxes	164	134
Noncurrent income taxes payable	614	—
Other liabilities	882	871
Total noncurrent liabilities	9,138	8,182

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,218	1,188
Retained earnings	20,210	19,505
Common stock held in treasury	(15,562)	(14,638)
Accumulated other comprehensive income (loss)	(1,287)	(1,807)
Noncontrolling interest	4	5
Total stockholders’ equity	4,589	4,259
	$16,780	$15,201

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2017
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$828	$191	23.1%
Food Equipment	548	142	25.8%
Test & Measurement and Electronics	545	127	23.4%
Welding	388	103	26.4%
Polymers & Fluids	427	85	19.9%
Construction Products	412	96	23.4%
Specialty Products	487	126	25.9%
Intersegment	(6)	—	—%
Total Segments	3,629	870	24.0%
Unallocated	—	(20)	—%
Total Company	$3,629	$850	23.4%

Twelve Months Ended December 31, 2017
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$3,271	$747	22.8%
Food Equipment	2,123	556	26.2%
Test & Measurement and Electronics	2,069	464	22.4%
Welding	1,538	415	27.0%
Polymers & Fluids	1,724	357	20.7%
Construction Products	1,672	399	23.9%
Specialty Products	1,938	527	27.2%
Intersegment	(21)	—	—%
Total Segments	14,314	3,465	24.2%
Unallocated*	—	29	—%
Total Company	$14,314	$3,494	24.4%

* Unallocated for the twelve months ended December 31, 2017 includes the favorable impact from the legal settlement.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q4 2017 vs. Q4 2016 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	2.5%	(0.4)%	8.8%	6.1%	2.5%	3.5%	4.8%	3.7%
Acquisitions/Divestitures	—%	—%	—%	—%	—%	—%	(0.8)%	(0.1)%
Translation	4.5%	3.4%	2.9%	1.3%	2.4%	3.2%	2.9%	3.2%
Operating Revenue	7.0%	3.0%	11.7%	7.4%	4.9%	6.7%	6.9%	6.8%

Q4 2017 vs. Q4 2016 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	40 bps	(10) bps	230 bps	110 bps	70 bps	80 bps	90 bps	90 bps
Changes in Variable Margin & OH Costs	—	50 bps	130 bps	140 bps	—	130 bps	40 bps	60 bps
Total Organic	40 bps	40 bps	360 bps	250 bps	70 bps	210 bps	130 bps	150 bps
Acquisitions/Divestitures	—	—	—	—	—	—	20 bps	—
Restructuring/Other	(30) bps	70 bps	(30) bps	(50) bps	20 bps	(10) bps	40 bps	10 bps
Total Operating Margin Change	10 bps	110 bps	330 bps	200 bps	90 bps	200 bps	190 bps	160 bps

Total Operating Margin % *	23.1%	25.8%	23.4%	26.4%	19.9%	23.4%	25.9%	23.4%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	80 bps	280 bps	40 bps	400 bps	50 bps	130 bps	140 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.10) on GAAP earnings per share for the fourth quarter of 2017.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Full Year 2017 vs Full Year 2016 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	4.1%	0.5%	4.8%	3.2%	1.0%	2.9%	3.5%	2.9%
Acquisitions/Divestitures	8.9%	—%	—%	—%	—%	—%	(1.1)%	1.8%
Translation	1.2%	0.1%	—%	0.3%	1.0%	1.0%	0.4%	0.6%
Operating Revenue	14.2%	0.6%	4.8%	3.5%	2.0%	3.9%	2.8%	5.3%

Full Year 2017 vs Full Year 2016 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	60 bps	20 bps	130 bps	70 bps	30 bps	70 bps	70 bps	70 bps
Changes in Variable Margin & OH Costs	(30) bps	30 bps	210 bps	90 bps	50 bps	30 bps	90 bps	140 bps
Total Organic	30 bps	50 bps	340 bps	160 bps	80 bps	100 bps	160 bps	210 bps
Acquisitions/Divestitures	(120) bps	—	—	—	—	—	30 bps	(30) bps
Restructuring/Other	(40) bps	30 bps	10 bps	50 bps	(40) bps	50 bps	(30) bps	10 bps
Total Operating Margin Change	(130) bps	80 bps	350 bps	210 bps	40 bps	150 bps	160 bps	190 bps

Total Operating Margin % *	22.8%	26.2%	22.4%	27.0%	20.7%	23.9%	27.2%	24.4%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	60 bps	70 bps	320 bps	40 bps	410 bps	50 bps	130 bps	150 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.42) on GAAP earnings per share for 2017.

Q4 2016 vs. Q4 2015 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	7.0%	2.6%	(0.3)%	(7.9)%	2.1%	2.7%	1.2%	1.5%
Acquisitions/Divestitures	20.8%	—%	—%	—%	—%	(0.2)%	(0.5)%	3.8%
Translation	(2.0)%	(2.8)%	(2.1)%	(0.7)%	(0.8)%	(0.5)%	(1.2)%	(1.6)%
Operating Revenue	25.8%	(0.2)%	(2.4)%	(8.6)%	1.3%	2.0%	(0.5)%	3.7%

Full Year 2016 vs Full Year 2015 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	5.1%	2.8%	1.8%	(9.1)%	1.3%	3.0%	1.2%	1.2%
Acquisitions/Divestitures	9.7%	—%	—%	—%	(0.2)%	(0.2)%	(0.1)%	1.7%
Translation	(1.5)%	(2.1)%	(1.5)%	(0.9)%	(2.3)%	(1.4)%	(1.1)%	(1.5)%
Operating Revenue	13.3%	0.7%	0.3%	(10.0)%	(1.2)%	1.4%	—%	1.4%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

IMPACT OF THE "TAX CUTS AND JOBS ACT" AND LEGAL SETTLEMENT

Following the passing of the “Tax Cuts and Jobs Act” in the U.S., ITW recorded a one-time tax charge of $658 million in the fourth quarter of 2017. Additionally, as previously disclosed, ITW entered into a confidential legal settlement, resulting in a favorable one-time benefit of $95 million in 2017. The following schedules illustrate the impact of these items on the Company’s reported fourth quarter and full-year 2017 financial results.

Fourth Quarter

Dollars in millions	Q4’16 As Reported	Q4’17 As Reported	Tax Charge	Q4 '17 Ex. Tax Charge	Change Vs. Prior Year
Total Revenue	$3,399	$3,629	—	$3,629	+7%
Operating Income	$742	$850	—	$850	+14%
Operating Margin	21.8%	23.4%	—	23.4%	+160 bps
Tax Rate	30.0%	109.6%	+82.7%-pts	26.9%	(310) bps
Net Income (Loss)	$507	($76)	($658)	$582	+15%
EPS	$1.45	($0.22)	($1.92)	$1.70	+17%

Full-Year

Dollars in millions	2016 As Reported	2017 As Reported	Legal Item	Tax Charge	2017 Ex. Items	Change Vs. Prior Year
Total Revenue	$13,599	$14,314	—	—	$14,314	+5%
Operating Income	$3,064	$3,494	+$95	—	$3,399	+11%
Operating Margin	22.5%	24.4%	+70 bps	—	23.7%	+120 bps
Tax Rate	30.0%	48.4%	—	+20.1%-pts	28.3%	(170) bps
Net Income	$2,035	$1,687	+$59	($658)	$2,286	+12%
EPS	$5.70	$4.86	+$0.17	($1.90)	$6.59	+16%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2017	2016	2017	2016
Operating income	$850	$742	$3,494	$3,064
Less: Legal settlement income	—	—	(95)	—
Adjusted operating income	850	742	3,399	3,064
Adjusted tax rate	26.9%	30.0%	28.3%	30.0%
Income taxes	(229)	(222)	(961)	(919)
Operating income after taxes	$621	$520	$2,438	$2,145

Invested capital:
Trade receivables	$2,628	$2,357	$2,628	$2,357
Inventories	1,220	1,076	1,220	1,076
Net plant and equipment	1,778	1,652	1,778	1,652
Goodwill and intangible assets	6,024	6,021	6,024	6,021
Accounts payable and accrued expenses	(1,848)	(1,713)	(1,848)	(1,713)
Other, net	21	223	21	223
Total invested capital	$9,823	$9,616	$9,823	$9,616

Average invested capital	$10,101	$9,902	$10,005	$9,780
Adjustment for Wilsonart (formerly the Decorative Surfaces segment)	—	(59)	—	(91)
Adjusted average invested capital	$10,101	$9,843	$10,005	$9,689

Adjusted return on average invested capital	24.6%	21.1%	24.4%	22.1%

A reconciliation of the 2017 effective tax rate to the adjusted tax rate excluding the discrete tax charge related to the 2017 U.S. tax legislation is as follows:

	Three Months Ended		Twelve Months Ended
	December 31, 2017		December 31, 2017
	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$872	109.6%	$1,583	48.4%
Discrete tax charge related to 2017 U.S. tax legislation	(658)	(82.7)%	(658)	(20.1)%
As adjusted	$214	26.9%	$925	28.3%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2017	2016	2017		2016
Net cash provided by operating activities	$695	$664	$2,402		$2,302
Less: Additions to plant and equipment	(78)	(71)	(297)		(273)
Free cash flow	$617	$593	$2,105	*	$2,029

Net income (loss), as reported	$(76)	$507	$1,687		$2,035
Discrete tax charge related to 2017 U.S. tax legislation	658	—	658		—
Adjusted net income	$582	$507	$2,345		$2,035
Free cash flow to adjusted net income conversion rate	106%	117%	90%	*	100%

* Excluding $115 million related to an additional discretionary pension contribution, free cash flow would have been $2.2 billion (or 95% of adjusted net income) for the twelve months ended December 31, 2017.